UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: July 24, 2017 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

10655 NE 4th St., Ste. 801, Bellevue, WA (Address of principal executive offices)		98004 (Zip Code)
425-295-4564 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company accepted the resignation of Mark Schwartz as a member of the Board of Directors, effective July 30, 2017 concurrent with his appointment as an executive of ecommerce company Amazon.  Mr. Schwartz did not resign due to any disagreements known to an executive officer of the Company on any matter relating to the registrant’s operations, policies or practices.  Mr. Schwartz has been provided a copy of this Current Report on Form 8-K no later than the day of filing with the Commission and has been provided with the opportunity to provide a letter stating whether he agrees with the statements made herein.  No letter has been received as of the date of filing.  The Company will file with the Commission any such letter within two (2) business of receipt.

SIGNATURES

Dated: July 24, 2017	DIGITALTOWN, INC By: /s/Robert W. Monster_________________ Robert W. Monster, CEO